Exhibit 99.3
4Q’24 Earnings Presentation

Forward Looking Statements 2 The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this presentation may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: the effects of a widespread outbreak of an illness or disease or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including, but not limited to, acts of war or terrorism, or military conflicts; data privacy breaches, cybersecurity incidents, and/or failures of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely; interruption or failure of third-party software or information technology systems or licenses; untimely or ineffective development and implementation of, or failure to realize the potential benefits associated with, new or enhanced technology or processes, including our customer pilot offering of Vaux; the loss or reduction of business from large customers or an overall reduction in our customer base; the timing and performance of growth initiatives and the ability to manage our cost structure; the cost, integration, and performance of any recent or future acquisitions and the inability to realize the anticipated benefits of the acquisition within the expected time period or at all; unsolicited takeover proposals, proxy contests, and other proposals/actions by activist investors; maintaining our corporate reputation and intellectual property rights; nationwide or global disruption in the supply chain resulting in increased volatility in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of equipment, including new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and upskill employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner-operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; governmental regulations; environmental laws and regulations, including emissions-control regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; our ability to generate sufficient cash from operations to support significant ongoing capital expenditure requirements and other business initiatives; self-insurance claims, insurance premium costs, and loss of our ability to self-insure; potential impairment of long-lived assets and goodwill and intangible assets; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; increasing costs due to inflation and higher interest rates; seasonal fluctuations, adverse weather conditions, natural disasters, and climate change; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (“SEC”). For additional information regarding known material factors that could cause our actual results to differ from those expressed in these forward-looking statements, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Three-Point Strategy Continues to Deliver Shareholder Value & Drive Business Growth 3 1 2 3 ENHANCED SHAREHOLDER VALUE Increase Efficiency Leverage technology Optimize ABF network Drive scale and productivity to improve Asset-Light operating margin Drive Innovation Develop and implement disruptive and game changing innovations Launch new revenue streams Co-create and scale with customers Accelerate Growth Secure new customers to maximize profitability Expand with existing customers through market penetration Retain existing customers

ARCBEST PROVIDES PREMIUM VALUE

CUSTOMERS NEED & WANT

Flexibility | Efficiency | Resiliency

ARCBEST'S INTEGRATED SOLUTIONS EXPAND MARKET OPPORTUNITY

International Shipping	Full Truckload	Warehousing & Distribution	Less-than-Truckload	Premium Logistics	Expedite Shipping	Final Mile
$74B	$124B	$68B	$55B	$20B	$5B	$13B

INTEGRATED APPROACH SEAMLESSLY CONNECTS MODES

ArcBest Managed Transportation Solution

Supply Chain Optimization • Managed Transportation • Product Launch

ENABLES ARCBEST GROWTH

- 5x Larger Deals
- Improved Profitability
- Multi-Solution Deals
- Large Pipeline Opportunity
- Fastest Growing Solution

4

ARCBEST’S CUSTOMER-LED STRATEGY YIELDS RESULTS 5 Profit Revenue Single-Solution Accounts Cross-Sold Accounts >3x Revenue & Profit per account is over 3X higher in cross-sold accounts Revenue & Profit 3x 3x >70% Over 70% of our customers who use asset-light services also utilize our asset-based services Single-Solution Accounts Cross-Sold Accounts 5% Higher Customer Retention A customer-focused growth strategy enables faster and more efficient growth Asset-Light + Asset-Based Retention rates are 5 percentage points higher on cross-sold accounts than on single-solution accounts

Trained 5,000 Employees YEAR IN REVIEW – EXCELLENCE IN ACTION 6 Shipment Visibility Significant Efficiency Improvements Best On-Time Performance in Five Years >$4B Revenue Generated +30% -20% ETA Accuracy Customer Service Requests Exceeded Industry Benchmark for 19 Years 19x Claims Process #1 Website Ease of Use #1 Problem elimination process empowers employees to identify and resolve inefficiencies

8,820 8,820 8,955 9,254 9,497 135 299 243 113 8,500 8,700 8,900 9,100 9,300 9,500 9,700 2021 2022 2023 2024 2025 ✓ Enables Growth STRATEGIC INVESTMENTS IN TECHNOLOGY, FLEET AND FACILITIES 7 ~800 door expansion since 2021, with 243 adds in 2024, and another 113 in 2025 8,820 8,955 9,254 9,497 Projected Net New 9,610 Doors Since 2021 Existing Doors New Doors Legend: Modern Fleet • Lowers Total Cost of Ownership • Supports Long-Term Sustainability Dock Management Software Labor Planning Tools Right People. Right Place. Right Time. • Employee Level Productivity • Consistent Processes & Service Strategically Adding Capacity ✓ Improves Service ✓ Increases Efficiency

PRICING INTELLIGENCE AND INNOVATION ENHANCE YIELD 8 $0 $25 $50 Revenue/CWT $0 $275 $550 Revenue/Shipment Industry-Leading Innovation Value-Enhancing Solutions Improved Pricing Intelligence Led the industry in launching Space-Based Pricing in 2017 Core LTL Dynamic Tech Capability + Customer Obsession Large dataset with deep understanding of our costs provides shipment level pricing intelligence Improved Margins Efficient Capacity Utilization Profitable Growth for ABF T H I S E N A B L E S : Resulting in Strongest Pricing Metrics Among Competitors Peers ABF Legend: ~1.7x ~1.5x

Improvement in Asset-Based Operating Ratio(1) (Non-GAAP) Strategy in Action 9 (1) Operating Ratio adjusted for certain unusual items. See Reconciliations of GAAP to non-GAAP Financial Measures in the Additional Information section of this presentation. 97.9% 96.9% 93.3% 94.5% 94.2% 88.8% 86.4% 90.4% 91.2% 75% 80% 85% 90% 95% 2016 2017 2018 2019 2020 2021 2022 2023 2024 FREIGHT RECESSION COVID-19 IMPACTS FREIGHT RECESSION Union Pension Impact on OR 670 bps IMPROVEMENT Compared to 2016

LEADERSHIP CHANGES 10 Eddie Sorg named Chief Commercial Officer 30-year tenure with ArcBest Leading expanded commercial team – aligning our revenue engine across sales, marketing, yield and customer solutions Fosters increased collaboration and faster decision making Christopher Adkins named Chief Strategy Officer 12-year tenure with ArcBest Leading centralized strategy management and data science teams to quickly advance high-priority initiatives Enables faster innovation to optimize operational efficiency and increase productivity

Taking Action And Making Investments To Further Accelerate Growth

Organizational Updates for Increased Efficiency

- Enables faster decision making
- Encourages focus on highest priorities
- Fosters better collaboration

Investing for Accelerated Growth

Growing sales force

Expanding presence within small and middle-market segments

Investing for Improved Service

Expanding dedicated teams that provide support to top customers

Further developing customer success and onboarding teams

55% increase in pipeline during 2024

80% of revenue from customers with a 10+ year relationship

BUILDING ON A STRONG FOUNDATION

ArcBest

11

CONTINUALLY RAISING THE BAR ON EXCELLENCE 12 • Culture of continuous improvement • 40-years of using the Quality Process to drive efficiencies • Do-It-Right-The-First-Time • Problem Elimination Process • Relaunched commitment in 2024 as we accelerate into 2nd century • Increase in new employees through pandemic • Focused efforts on training and compliance beginning in our largest locations and expanding through the network Surpassed annual goal >2x in 2024 Process and compliance training exceeding expectations on net revenue impact Process and compliance training complete at ~7% of locations with additional locations planned beyond 2025 2024 Projected Net Savings 2024 Actual Net Savings Locations Completed 2025 Locations 2026 and Beyond

TRANSFORMING OPERATIONS THROUGH TECHNOLOGY 13 75 Projects in ABF Optimization Portfolio • 36% operationalized • 25% in pilot to expand stages City Route Optimization Phase 1 is Complete and Saving $13M+ Annually • Phases 2 and 3 Pilots Underway • Daily demand forecasting • Optimizing the pickup process Comprehensive portfolio of technology projects in progress to drive ongoing cost savings and service improvements • AI Appointment Scheduling • Truckload Quote Augmentation Tools • Improved Shipment Visibility 2021 2022 2023 2024 Idea Pilot Learn Refine Expand Operationalize $50K $13M+ Iterative approach for optimization efforts City Route Optimization Phase 1 Savings Per Year Per Year

Strategy in Action 14 Our strategy is delivering solid results Operating Income ($M) (Non-GAAP, Unaudited)(1)(2) Revenues ($B) (Unaudited)(1) Earnings Per Share (Non-GAAP, Unaudited)(1)(2) $2.9 $2.8 $2.8 $3.8 $5.0 $4.4 $4.2 2018 2019 2020 2021 2022 2023 2024 $154 $112 $123 $314 $468 $258 $203 2018 2019 2020 2021 2022 2023 2024 $4.05 $2.96 $3.28 $8.40 $13.52 $7.88 $6.28 2018 2019 2020 2021 2022 2023 2024 +44% +32% +55% 1) On February 28, 2023, the Company sold FleetNet America, Inc. (“FleetNet”), a wholly owned subsidiary of the Company. Historical results of FleetNet have been excluded from results for all periods presented. 2) See Reconciliations of GAAP to non-GAAP Financial Measures in the Additional Information section of this presentation.

Non-GAAP Operating Income (2) Key Metrics Q4 2024(1) 15 $1.0B ArcBest Consolidated Revenue $41.4M Non-GAAP Operating Income (2) $1.33 Non-GAAP Earnings per Diluted Share(2) -46% ARCBEST CONSOLIDATED (From Continuing Operations) 1) All comparisons are on a year-over-year basis. 2) See non-GAAP reconciliation in the Additional Information section of this presentation. Asset-Based Asset-Light -8% -49% -35M -5M

Key Metrics Q4 2024(1) 16 ASSET-BASED 1) All comparisons are on a year-over-year basis. $656M Revenue Average Increase on Contract Renewals and Deferred Pricing Agreements Daily Total Tonnage -7% Daily Total Shipments -1% Total Billed Rev/CWT +1% 4.5% $52.3M Operating Income 92.0% Operating Ratio 430 bps deterioration -40% -8% per day Weight/ Shipment -6%

17 4Q23 Operating Income (Non-GAAP) (1) 4Q24 Lower Revenue • Weight per Shipment • Higher Yield 4Q24 Higher Labor Contract Costs • Wages +2.5% • Benefits +2.9% 4Q24 Insurance • BIPD Claims 4Q24 Cost Savings • Cost Management • Incentive Alignment • Productivity • Network Efficiency • Profit Optimization 4Q24 Operating Income (Non-GAAP) (1) $88M ($54M) ($7M) ($9M) $35M $52M $M $10M $20M $30M $40M $50M $60M $70M $80M $90M $100M 4Q23 vs 4Q24 Operating Income Bridge (1) Operating Income adjusted for certain unusual items. See Reconciliations of GAAP to non-GAAP Financial Measures in the Additional Information section of this presentation. ASSET-BASED Q4 2024

Key Metrics 18 Daily Billed Revenue Total Billed Rev/CWT ASSET-BASED Daily Total Tonnage Daily Total Shipments -3% Total Billed Rev/Shipment Total Weight/Shipment -4% -1% J A N U A RY 2 0 2 5 P R E L I M I N A RY 1) All comparisons are on a year-over-year basis. -11% +8% -8% January 2025(1)

Purchased Transportation as % of Revenue Key Metrics Q4 2024(1) ASSET-LIGHT Revenue/ Shipment $375M Revenue -9% per day ($5.9M) Non-GAAP Operating Loss (2) ($4.2M) Adjusted EBITDA(2) 1) All comparisons are on a year-over-year basis. 2) See non-GAAP reconciliation in the Additional Information section of this presentation. 87% 19 -2% Daily Total Shipments -7% Shipments/ Employee/Day +21%

Key Metrics January 2025(1) 20 ASSET-LIGHT Revenue/Day -6% 1) All comparisons are on a year-over-year basis. Revenue/Shipment Daily Total Shipments -3% 87% -3% Purchased Transportation as % of Revenue J A N U A RY 2 0 2 5 P R E L I M I N A RY

21 BALANCED INVESTMENT APPROACH Strong business performance enables ArcBest to invest organically in the business and provide returns to shareholders while maintaining a solid balance sheet and investment-grade credit metrics Strategic Growth Investments Share Repurchases & Dividends M&A Strategy • Investing in real estate, equipment, and innovative projects to enhance revenue growth, optimize costs and drive long-term shareholder value • 2024 Net Capital Expenditures of $288M • Projected 2025 Net Capital Expenditures of approximately $225M-$275M • Increased share repurchase program authorization to $125 million in early 2024 • Currently paying a $0.12/share quarterly dividend • Returned $85 million to shareholders during 2024 • Complementary to our solutions offered • Strong culture fit, experienced leadership team and a pathway to solid returns • Strategic technology and innovative partnerships Solid Financial Position • Approximately $450M in Available Liquidity

EXCELLENCE IN ACTION 22 The Only 10x Winner ATA Excellence in Security

23 Note: ArcBest Corporation reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures utilized for internal analysis provides analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Accordingly, using these measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income (loss), operating cash flow, net income or earnings per share, as determined under GAAP. Reconciliations of GAAP to Non-GAAP Financial Measures (Unaudited) ADDITIONAL INFORMATION

Asset-Based

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES	2016		2017		2018		2019		2020		2021		2022		2023		2024	
	(Unaudited)																	
Asset-Based	*($ millions, except percentages)*																	
Operating Income																		
Amounts on a GAAP basis (1)	**$36.9**	**98.1%**	**$57.9**	**97.1%**	**$103.9**	**95.2%**	**$102.1**	**95.2%**	**$98.9**	**95.3%**	**$260.7**	**89.9%**	**$381.1**	**87.3%**	**$253.2**	**91.2%**	**$242.6**	**91.2%**
Restructuring charges, pre-tax (2)	1.2	(0.1)	0.3	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Multiemployer pension withdrawal liability charge, pre-tax (3)	-	-	-	-	37.9	(1.7)	-	-	-	-	-	-	-	-	-	-	-	-
Innovative technology costs, pre-tax (4)	1.9	(0.1)	3.0	(0.1)	3.8	(0.2)	13.7	(0.6)	22.5	(1.1)	27.6	(1.1)	27.2	(0.9)	21.7	(0.8)	-	-
ELD conversion costs, pre-tax (5)	-	-	-	-	-	-	2.7	(0.1)	-	-	-	-	-	-	-	-	-	-
Nonunion vacation policy enhancement, pre-tax (6)	-	-	-	-	-	-	-	-	-	-	-	-	1.2	-	-	-	-	-
Nonunion pension termination costs, pre-tax (7)	-	-	-	-	-	-	0.3	-	-	-	-	-	-	-	-	-	-	-
Asset impairment charges, pre-tax (8)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.7	-	-	-
Non-GAAP amounts (9)	$39.9	97.9%	$61.2	96.9%	$145.6	93.3%	$118.8	94.5%	$121.3	94.2%	$288.3	88.8%	$409.6	86.4%	$275.5	90.4%	$242.6	91.2%

1) Operating Income for 2016-2017 has been adjusted for the January 1, 2018 adoption of an amendment to ASC Topic 715 which requires the components of net periodic benefit cost other than service cost for our pension, SBP and postretirement plans to be presented within Other Income (Costs) in the consolidated financial statements and, therefore, excluded from Operating Income presented in this table.
2) Restructuring charges relate to the realignment of the Company's organizational structure announced in November 2016.
3) Represents a one-time charge recognized in June 2018 for the multiemployer pension fund withdrawal liability resulting from the transition agreement ABF Freight, Inc. entered into with the New England Teamsters and Trucking Industry Pension Fund.
4) Represents costs associated with the freight handling pilot test program at ABF Freight, for which the decision was made to pause the pilot during third quarter 2023.
5) Impairment charges related to equipment replacement and other one-time costs incurred to comply with the electronic logging device ("ELD") mandate which became effective in December 2019.
6) Represents a one-time, noncash charge for enhancements to our nonunion vacation policy which were effective third quarter 2022.
7) Consulting fee incurred in third quarter 2019 associated with the termination of the nonunion defined benefit pension plan.
8) Represents noncash lease-related impairment charges for an Asset-Based service center that was made available for sublease.
9) Non-GAAP amounts are calculated in total and may not equal the sum of the GAAP and the non-GAAP adjustments due to rounding.

24

25 (Unaudited) RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES* 2018 2019 2020 2021 2022 2023 2024 ArcBest Corporation – Consolidated ($ millions) Operating Income Amounts on a GAAP basis $ 103.6 $57.9 $ 93.7 $ 277.0 $ 394.5 $ 172.6 $ 244.4 Restructuring charges, pre-tax (2) 1.7 - - - - - - Transaction costs, pre-tax (3) - - - 6.0 - - - Multiemployer pension withdrawal liability charge, pre-tax (4) 37.9 - - - - - - Gain on sale of subsidiaries, pre-tax (5) (1.9) - - (6.9) (0.4) - - Innovative technology costs, pre-tax (6) 8.5 20.7 25.6 32.8 40.8 52.4 34.1 ELD conversion costs, pre-tax (7) - 2.7 - - - - - Nonunion pension termination costs, pre-tax (8) - 0.3 - - - - - Purchase accounting amortization, pre-tax (9) 4.2 4.2 3.7 5.3 12.9 12.8 12.8 Change in fair value of contingent consideration, pre-tax (10) - - - - 18.3 (19.1) (90.3) Legal settlement, pre-tax (11) - - - - - 9.5 0.3 Nonunion vacation policy enhancement, pre-tax (12) - - - - 2.0 - - Asset impairment charges, pre-tax (13) - 26.5 - - - 30.2 1.7 Non-GAAP amounts (14) $ 154.0 $ 112.3 $ 123.1 $ 314.1 $ 468.1 $ 258.3 $ 203.0 ArcBest Consolidated (continuing operations)(1) *See “Notes to Non-GAAP Financial Tables” for footnotes to this ArcBest Corporation – Consolidated non-GAAP table

ArcBest Consolidated

(continuing operations)[1]

	(Unaudited)						
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES*	**2018**	**2019**	**2020**	**2021**	**2022**	**2023**	**2024**
ArcBest Corporation – Consolidated							
Diluted Earnings Per Share							
Amounts on a GAAP basis	**$ 2.35**	**$ 1.33**	**$ 2.55**	**$ 7.86**	**$ 11.56**	**$ 5.77**	**$ 7.28**
Restructuring charges, after-tax [2]	0.05	-	-	-	-	-	-
Transaction costs, after-tax [3]	-	-	-	0.16	-	-	-
Multiemployer pension withdrawal liability charge, after-tax [4]	1.05	-	-	-	-	-	-
Gain on sale of subsidiaries, after-tax [5]	(0.05)	-	-	(0.20)	(0.01)	-	-
Innovative technology costs, after-tax (includes related financing costs) [6]	0.24	0.59	0.74	0.93	1.21	1.61	1.10
ELD conversion costs, after-tax [7]	-	0.08	-	-	-	-	-
Nonunion pension termination costs, after-tax [8]	-	0.01	-	-	-	-	-
Purchase accounting amortization, after-tax [9]	0.12	0.12	0.11	0.15	0.38	0.39	0.40
Change in fair value of contingent consideration, after-tax [10]	-	-	-	-	0.54	(0.58)	(2.85)
Legal settlement, after-tax [11]	-	-	-	-	-	0.29	0.01
Nonunion vacation policy enhancement, after-tax [12]	-	-	-	-	0.06	-	-
Asset impairment charges, after-tax [13]	-	0.75	-	-	-	0.92	0.05
Change in fair value of equity investment, after-tax [15]	-	-	-	-	-	(0.11)	0.91
Nonunion pension expense, including settlement expense, after-tax [16]	0.51	0.30	-	-	-	-	-
Life insurance proceeds and changes in cash surrender value	-	(0.14)	(0.09)	(0.15)	0.11	(0.19)	(0.14)
Tax expense (benefit) from vested RSUs [17]	(0.03)	0.02	0.02	(0.29)	(0.32)	(0.21)	(0.47)
Tax credits [18]	(0.05)	(0.10)	(0.05)	(0.06)	0.01	-	-
Impact of 2017 Tax Reform Act [19]	(0.14)	-	-	-	-	-	-
Non-GAAP amounts [14]	$ 4.05	$ 2.96	$ 3.28	$ 8.40	$ 13.52	$ 7.88	$ 6.28

*See "Notes to Non-GAAP Financial Tables" for footnotes to this ArcBest Corporation – Consolidated non-GAAP table

26

27 ArcBest Consolidated (continuing operations)(1) Notes to Non-GAAP Financial Tables The following footnotes apply to the non-GAAP financial tables on slides 25 and 26 in this presentation. 1) Historical results of FleetNet have been excluded from results for all periods presented, and reclassifications have been made to the prior-period financial statements to conform to current-year presentation. 2) Restructuring charges relate to the realignment of the Company’s organizational structure announced in November 2016. 3) Represents costs associated with the November 1, 2021, acquisition of MoLo Solutions, LLC. 4) Represents one-time charge recognized in June 2018 for the multiemployer pension fund withdrawal liability resulting from the transition agreement ABF Freight, Inc. entered into with the New England Teamsters and Trucking Industry Pension Fund. 5) Gains associated with the December 2017 and April 2021 divestures of moving services subsidiaries for which the gains were recognized in third quarter 2017 and 2018 and second quarter 2021, respectively, when the contingent consideration was received on the transactions, as well as including the contingent amount recognized in second quarter 2022 when the funds were released to escrow. 6) Represents costs related to our customer pilot offering of Vaux and initiatives to optimize our performance through technological innovation. The 2018-2023 periods also include costs associated with the freight handling pilot test program at ABF Freight, for which the decision was made to pause the pilot during third quarter 2023. Costs for 2018-2020 have been adjusted to conform to the current-year presentation. 7) Impairment charges related to equipment replacement and other one-time costs incurred to comply with the electronic logging device (“ELD”) mandate which became effective in December 2019. 8) Consulting fee incurred in third quarter 2019 associated with the termination of the nonunion defined benefit pension plan. 9) Represents the amortization of acquired intangible assets in the Asset-Light segment. 10) Represents change in fair value of the contingent earnout consideration recorded for the MoLo acquisition. 11) Represents settlement expenses related to the classification of certain Asset-Light employees under the Fair Labor Standards Act, which were paid during first quarter 2025. 12) Represents a one-time, noncash charge for enhancements to our nonunion vacation policy which were effective third quarter 2022. 13) The 2024 periods represent noncash asset impairment charges for certain revenue equipment and software recognized during fourth quarter 2024 as part of a strategic decision to adjust capacity within Asset-Light’s operations. The 2023 period represents noncash lease-related impairment charges for a freight handling pilot facility, an Asset-Based service center, and Asset-Light office spaces that were made available for sublease. The 2019 period represents a noncash impairment charge recognized in fourth quarter related to a portion of the goodwill, customer relationship intangible assets, and revenue equipment associated with the acquisition of truckload brokerage and truckload dedicated businesses within the Asset-Light segment. 14) Non-GAAP amounts are calculated in total and may not equal the sum of the GAAP and the non-GAAP adjustments due to rounding. 15) For the year ended December 31, 2024, represents a noncash impairment charge to write off an equity investment in Phantom Auto, a provider of human-centered remote operation software, which ceased operations during first quarter 2024. For the year ended December 31, 2023, represents the increase in fair value of an investment in Phantom Auto based on observable price changes during second quarter 2023. 16) Non-GAAP amounts are calculated in total and may not equal the sum of the GAAP and the non-GAAP adjustments due to rounding. 17) Represents nonunion pension expense, including pension settlement and termination expense, related to the Company’s nonunion defined benefit pension plan for which plan termination was completed in 2019. Also includes pension settlement expense related to the Company’s supplemental benefit plan. 18) Represents recognition of the tax impact for the vesting of share-based compensation. 19) Represents tax credits recognized in the tax provision which relate to a prior tax year due to timing of recognition or retroactive reinstatement of the tax credits. Includes amounts related to alternative fuel tax credit in 2018, 2019 and 2022. Includes amounts related to research and development tax credit in 2019, 2020 and 2021. The 2022 period also includes amounts related to the alternative fuel tax credit for the year ended December 31, 2021 which were recorded in third quarter 2022. 20) Impact on current or deferred income tax expense as a result of recognizing the tax effects of the Tax Cuts and Jobs Act that was signed into law on December 22, 2017.

Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited)

1) Represents costs related to our customer pilot offering of Vaux and initiatives to optimize our performance through technological innovation. The 2023 period also includes costs associated with the freight handling pilot test program at ABF Freight, for which the decision was made to pause the pilot during third quarter 2023.
2) Represents the amortization of acquired intangible assets in the Asset-Light segment.
3) Represents change in fair value of the contingent earnout consideration recorded for the MoLo acquisition.
4) The 2024 periods represent noncash asset impairment charges for certain revenue equipment and software recognized during fourth quarter 2024 as part of a strategic decision to adjust capacity within Asset-Light's operations.
5) Represents settlement expenses related to the classification of certain Asset-Light employees under the *Fair Labor Standards Act*, which were paid during first quarter 2025.
6) Non-GAAP amounts are calculated in total and may not equal the sum of GAAP amounts and non-GAAP adjustments due to rounding.
7) Represents recognition of the tax impact for the vesting of share-based compensation.

ArcBest

ARCBEST CORPORATION - CONSOLIDATED	**Three Months Ended**	
Millions ($000,000), except per share data	**12/31/2024**	**12/31/2023**
Operating Income from Continuing Operations		
Amounts on a GAAP basis	**$ 38.2**	**$ 64.3**
Innovative technology costs, pre-tax [1]	7.6	11.0
Purchase accounting amortization, pre-tax [2]	3.2	3.2
Change in fair value of contingent consideration, pre-tax [3]	(9.5)	(6.3)
Asset impairment charges, pre-tax [4]	1.7	-
Legal settlement, pre-tax [5]	0.3	9.5
Non-GAAP amounts [6]	$ 41.4	$ 81.7
Net Income from Continuing Operations		
Amounts on a GAAP basis	**$ 29.0**	**$ 48.8**
Innovative technology costs, after-tax (includes related financing costs) [1]	5.8	8.4
Purchase accounting amortization, after-tax [2]	2.4	2.4
Change in fair value of contingent consideration, after-tax [3]	(7.2)	(4.7)
Asset impairment charges, after-tax [4]	1.3	-
Legal settlement, after-tax[5]	0.2	7.1
Life insurance proceeds and changes in cash surrender value	(0.3)	(1.8)
Tax expense (benefit) from vested RSUs [7]	(0.0)	(0.2)
Non-GAAP amounts [6]	$ 31.2	$ 60.0
Diluted Earnings Per Share from Continuing Operations		
Amounts on a GAAP basis	**$ 1.24**	**$ 2.01**
Innovative technology costs, after-tax (includes related financing costs) [1]	0.25	0.34
Purchase accounting amortization, after-tax [2]	0.10	0.10
Change in fair value of contingent consideration, after-tax [3]	(0.30)	(0.20)
Asset impairment charges, after-tax [4]	0.05	-
Legal settlement, after-tax[5]	0.01	0.29
Life insurance proceeds and changes in cash surrender value	(0.01)	(0.07)
Tax expense (benefit) from vested RSUs [7]	-	(0.01)
Non-GAAP amounts [6]	$ 1.33	$ 2.47

28

Reconciliations of GAAP to Non-GAAP Financial Measures

(Unaudited)

1) Represents the amortization of acquired intangible assets in the Asset-Light segment.
2) Represents change in fair value of the contingent earnout consideration recorded for the MoLo acquisition.
3) Represent noncash asset impairment charges for certain revenue equipment and software recognized during fourth quarter 2024 as part of a strategic decision to adjust capacity within Asset-Light's operations.
4) Represents settlement expenses related to the classification of certain Asset-Light employees under the *Fair Labor Standards Act*, which were paid during first quarter 2025.
5) Non-GAAP amounts are calculated in total and may not equal the sum of the GAAP amounts and the non-GAAP adjustments due to rounding.
6) Adjusted EBITDA is a primary component of the financial covenants contained in ArcBest Corporation's Fourth Amended and Restated Credit Agreement. Management believes Adjusted EBITDA to be relevant and useful information, as EBITDA is a standard measure commonly reported and widely used by analysts, investors, and others to measure financial performance and ability to service debt obligations. Furthermore, management uses Adjusted EBITDA as a key measure of performance and for business planning. However, these non-GAAP financial measures should not be construed as better measurements than operating income (loss), operating cash flow, net income, or earnings per share, as determined under GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. Other companies may calculate EBITDA differently; therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
7) Includes amortization of intangibles associated with acquired businesses.
8) Adjusted EBITDA amounts are calculated in total and may not equal the sum of Consolidated Net Income from Continuing Operations or Asset-Light Income (Loss) and the adjustments due to rounding.

	Three Months Ended			
ASSET-LIGHT OPERATING INCOME (LOSS)	**12/31/2024**		**12/31/2023**	
	($ millions)			
Amounts on a GAAP basis	**$ (1.6)**	**100.4%**	**$ (7.7)**	**101.9%**
Purchase accounting amortization, pre-tax [(1)]	3.2	(0.9)	3.2	(0.8)
Change in fair value of contingent consideration, pre-tax [(2)]	(9.5)	2.5	(6.3)	1.5
Asset impairment charges, pre-tax [(3)]	1.7	(0.5)	-	-
Legal settlement, pre-tax [(4)]	0.3	(0.1)	9.5	(2.3)
Non-GAAP amounts [(5)]	$ (5.9)	101.6%	$ (1.3)	100.3%

	Three Months Ended	
ASSET-LIGHT ADJUSTED EBITDA [(6)]	**12/31/2024**	**12/31/2023**
	($ millions)	
Operating Income (Loss)	**$ (1.6)**	**$ (7.7)**
Depreciation and amortization [(7)]	4.9	5.1
Change in fair value of contingent consideration [(2)]	(9.5)	(6.3)
Asset impairment charges [(3)]	1.7	-
Legal settlement [(4)]	0.3	9.5
Adjusted EBITDA [(8)]	$ (4.2)	$ 0.7

ArcBest

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